UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 3, 2012
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27231	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On May 3, 2012, Kratos Defense & Security Solutions, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the first quarter for 2012.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	May 3, 2012 Press Release by Kratos Defense & Security Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: May 3, 2012	By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

Exhibit 99.1
FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

Kratos Reports First Quarter Fiscal 2012 Results

Kratos Affirms Previously Issued Fiscal 2012 Revenue, Adjusted EBITDA and Adjusted Free Cash Flow Guidance

Financial Highlights Include:

·	First Quarter Revenues of $215 Million, Up 75 Percent Over Prior Year
·	First Quarter Adjusted EBITDA of $24.4 Million, Up 94 Percent Over Prior Year
·	First Quarter Adjusted Cash Flow From Operations of $31.8 Million and Adjusted Free Cash Flow of $29.1 Million
·	First Quarter Book-To-Bill Ratio 0.9 to 1.0, Total Backlog of $1.1 Billion, Bid & Proposal Pipeline of $4.0 Billion
·	Pro Forma EPS of $.09
·	Previous 2012 Revenue Guidance of $950 Million to $1 Billion, and Adjusted EBITDA of $120 Million to $130 Million Reaffirmed
·	Previous 2012 Adjusted Free Cash Flow Guidance of Approximately $50 Million To $65 Million Reaffirmed

SAN DIEGO, CA, May 3, 2012 – Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS), a leading National Security Solutions provider, today reported first quarter fiscal year 2012 revenues and Adjusted EBITDA of $215 million and $24.4 million, increases of 75 percent and 94 percent, respectively, over first quarter fiscal year 2011.  For the first fiscal quarter of 2012, Kratos generated Adjusted Cash Flow from Operations of $31.8 million, and Kratos' Adjusted EBITDA margin rate increased approximately 100 basis points over the first fiscal quarter of 2011.   Kratos' book-to-bill ratio for the first quarter was 0.9 to 1.0, with a total backlog of $1.1 billion and a qualified bid and proposal pipeline of $4.0 billion.

Pro forma EPS for the first quarter of fiscal 2012 was $0.09.  Pro forma EPS excludes the amortization of purchased intangibles and other costs related to Kratos’ strategic acquisitions and reflects the estimated cash to be paid for income taxes, indicating the significant benefit from Kratos' approximately $260 million of Net Operating Loss carry forwards.

Kratos’ President & CEO, Eric DeMarco, said, “The Company had a solid first quarter, with revenues and Adjusted EBITDA being in line with our expectations and Adjusted Cash Flow from Operations of nearly $32 million exceeding the high end of our initial forecasts.  The integration of the critical infrastructure business that we acquired at the beginning of the first quarter is successfully moving forward, with a significant amount of cost savings actions having already been implemented and significant cost reductions planned throughout the year.   We expect these cost reductions will substantially increase this business' Adjusted EBITDA margins and contribute to the forecasted sequential increase in Kratos' overall Adjusted EBITDA margins over the balance of 2012, and in particular the second half of our fiscal year.  From an operational standpoint, during the first quarter, Kratos' Electronic Warfare, Ballistic Missile Defense (BMD), Cyber Security and Specialized Training Systems businesses performed particularly well, with the strong current backlog and opportunities in these areas reflective of the current threat profiles our country is facing today.  Additionally, we have now substantially completed a significant internally funded effort to design, engineer and deliver a new Aegis Readiness Assessment Vehicle variant, which we believe will open several new BMD markets for Kratos in the future.  Kratos' Rocket Support Services (RSS) team successfully fired and tested the critical elements of this major new system a few weeks ago.  This was an important achievement for Kratos, as this was one of the most significant internally funded efforts in our company, and we have already received several customer orders for this new system.  Kratos' RSS, BMD and AEGIS related business are some of fastest growing in our company today.”

Mr. DeMarco concluded, “Thus far into 2012, we have received a number of large and important awards, including a $24 million product order to support an international missile program, $17.2 million in electronic attack platform product awards, a $15 million military satellite command and control systems award, an $86 million new prime contract to provide technology-based training solutions to the Navy, and a $40 million C4I prime contract award from SPAWAR, all of which give us confidence in reaffirming our previous full year fiscal 2012 revenue guidance of approximately $950 million to $1 billion and Adjusted EBITDA guidance of approximately $120 million to $130 million.  Revenues are currently forecasted to increase sequentially throughout 2012, with the strongest revenue and EBITDA growth currently forecasted for the second half of 2012, driven primarily by the timing of expected product deliveries as well as the expected benefit of the integration efforts of the critical infrastructure business, and as we achieve leverage on our fixed general and administrative infrastructure with the expected increase in revenues.  Additionally, with Kratos generating Adjusted Free Cash Flow of over $29 million in the first quarter, coupled with the expected receipt later this year of major planned government customer milestone payments and receivable collections from the first quarter acquired business, we are also reaffirming our fiscal 2012 Adjusted Free Cash Flow guidance of $50 to $65 million.”

Management will discuss the financial results in a conference call beginning at 2:00 p.m. Pacific (5:00 p.m. Eastern) today. Analysts and institutional investors may participate in the conference call by dialing 866-393-0674, referencing the call by ID number 72521649.  The general public may access the conference call by dialing (877) 344-3935 or on the day of the event by visiting www.kratosdefense.com for a simultaneous webcast. A replay of the webcast will be available on the Kratos web site approximately two hours after the conclusion of the conference call.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a specialized National Security technology business providing mission critical products, services and solutions for United States National Security priorities.  Kratos' core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos' areas of expertise include Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR), satellite communication systems, unmanned systems, cyber warfare, cyber security, information assurance, critical infrastructure security and weapons systems sustainment.  Kratos has primarily an engineering and technical oriented work force of approximately 4,100, many of whom hold an active National Security clearance, including Secret, Top Secret and higher.  The vast majority of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location.  Kratos' primary end customers are United States Federal Government agencies, including the Department of Defense, classified agencies, intelligence agencies and Homeland Security related agencies.  News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, express or implied statements concerning the Company’s expectations regarding its future financial performance, bid and proposal pipeline, demand for its products and services, performance of key contracts, and market and industry developments. Such statements are only predictions, and the Company’s actual results may differ materially. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that may cause the Company’s results to differ include, but are not limited to: risks of adverse regulatory action or litigation; risks associated with debt leverage; risks that our cost cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of the availability of government funding for the Company's products and services due to performance, cost growth, or other factors, changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011), risks of increases in the Federal government initiatives related to in-sourcing; risks related to security breaches, including cyber security attacks and threats or other significant disruptions of our information systems, facilities and infrastructures; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; risks of our subcontractors or suppliers failure to perform their contractual obligations, including the appearance of counterfeit parts in our products; changes in the competitive environment (including as a result of bid protests); failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating losses; and risks that the current economic environment will adversely impact our business. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 25, 2011, and in subsequent reports on Forms 10-Q and 8-K and in other filings made with the Securities and Exchange Commission by the Company.

Note Regarding Use of Non-GAAP Financial Measures

Adjusted Cash Flow From Operations is computed as Cash provided by operating activities from continuing operations excluding the payment of acquisition related items and Adjusted Free Cash Flow is computed as Cash provided by operating activities from continuing operations excluding the payment of acquisition related items less payments for capital expenditures.  Pro Forma EPS is computed using net income excluding amortization of purchased intangibles less the estimated tax cash payments.  Certain of the information set forth herein, including Adjusted EBITDA, excluding losses from discontinued operations, transaction and other acquisition related costs, stock compensation expense and income from SWAP instruments, and the associated margin rates, and Pro Forma EPS are considered non-GAAP financial measures.  Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flows from operations, excluding non-operational items and non-cash items such as acquisition related items, that would normally be included in the most directly comparable measures calculated and presented in accordance with GAAP.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended
	March 25,	March 27,
	2012	2011

Service revenues	$ 105.2	$ 79.8
Product sales	109.8	43.0
Total revenues	215.0	122.8
Cost of service revenue	81.8	60.3
Cost of product sales	75.3	35.1
Total costs	157.1	95.4
Gross profit - services	23.4	19.5
Gross profit - products	34.5	7.9

Gross profit	57.9	27.4

Selling, general and administrative expenses	33.3	15.5
Merger and acquisition expenses	0.9	5.8
Research and development expenses	3.8	0.6
Depreciation	1.2	0.7
Amortization of intangible assets	10.5	3.4
Operating income	8.2	1.4
Interest expense, net	(16.1)	(6.7)
Other income, net	0.5	0.3
Loss from continuing operations before income taxes	(7.4)	(5.0)
Benefit for income taxes	(4.2)	(1.2)
Loss from continuing operations	(3.2)	(3.8)
Income from discontinued operations, net of taxes	0.2	0.3
Net loss	$ (3.0)	$ (3.5)

Basic income (loss) per common share:
Loss from continuing operations	$ (0.10)	$ (0.18)
Income from discontinued operations, net of taxes	0.01	0.01
Net loss	$ (0.09)	$ (0.17)

Diluted income (loss) per common share:
Loss from continuing operations	$ (0.10)	$ (0.18)
Income from discontinued operations, net of taxes	0.01	0.01
Net loss	$ (0.09)	$ (0.17)

Weighted average common shares outstanding
Basic	32.5	21.3
Diluted	32.5	21.3

Adjusted EBITDA (1)	$ 24.4	$ 12.6

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus (income) loss from discontinued
operations, interest expense, net other (income) related to SWAP instruments, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, and acquisition related expenses.

Adjusted EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided Adjusted
EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. Adjusted
EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. Please refer to the following table that reconciles GAAP net income to Adjusted EBITDA:

Reconciliation of Net income (loss) to Adjusted EBITDA is as follows:

	Three Months Ended
	March 25,	March 27,
	2012	2011

Net loss	$ (3.0)	$ (3.5)
Income from discontinued operations	(0.2)	(0.3)
Acquisition expenses	0.9	5.8
Interest expense, net	16.1	6.7
Other income related to SWAP instruments	-	(0.3)
Provision (benefit) for income taxes	(4.2)	(1.2)
Depreciation	3.2	1.4
Stock compensation	1.1	0.6
Amortization of intangible assets	10.5	3.4

Adjusted EBITDA	$ 24.4	$ 12.6

Kratos Defense & Security Solutions
Unaudited Segment Data
(in millions)

	Three Months Ended
	March 25,	March 27,
	2012	2011
Revenues:
Government Solutions	$ 174.4	$ 97.4
Public Safety & Security	40.6	25.4
Total revenues	$ 215.0	$ 122.8

Operating income (loss) from continuing operations:
Government Solutions	$ 9.0	$ 6.6
Public Safety & Security	1.2	1.2
Other activities	(2.0)	(6.4)
Total operating income from continuing operations	$ 8.2	$ 1.4

Note: Other activities in the three months ended March 27, 2011 and March 25, 2012 include acquisition expenses of $5.8 million and $0.9 million, respectively.

Reconciliation of consolidated Adjusted EBITDA to Adjusted EBITDA by segment is as follows:

	Three Months Ended
	March 25,	March 27,
	2012	2011

KGS	$ 22.3	$ 10.7
% of revenue	12.8%	11.0%
PSS	2.1	1.9
% of revenue	5.2%	7.5%
Total	$ 24.4	$ 12.6
% of revenue	11.3%	10.3%

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Balance Sheet
(in millions)

	Three Months Ended
	March 25,	December 25
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$ 74.8	$ 69.8
Restricted cash	0.7	1.1
Accounts receivable, net	259.6	250.6
Inventoried costs	87.4	80.6
Prepaid expenses	11.7	12.8
Other current assets	14.4	6.1
Total current assets	448.6	421.0
Property and equipment, net	72.7	73.0
Goodwill	577.0	573.2
Intangibles, net	116.1	124.6
Other assets	23.0	24.3
Total assets	$ 1,237.4	$ 1,216.1
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 80.3	$ 54.8
Accrued expenses	50.4	52.0
Accrued compensation	42.0	40.5
Billings in excess of costs and earnings on uncompleted contracts	39.8	37.7
Other current liabilities	26.3	28.7
Total current liabilities	238.8	213.7
Long-term debt principal, net of current portion	630.5	630.8
Long-term debt premium	21.8	22.8
Other long-term liabilities	35.6	36.2
Total liabilities	926.7	903.5
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized, $.001 par value, 0 shares outstanding at December 25, 2011 and March 25, 2012.	-	-
Common stock, $.001 par value, 195,000,000 shares authorized; 32,421,135 and 32,511,287 shares issued and outstanding at December 25, 2011 and March 25, 2012, respectively	-	-
Additional paid-in capital	721.7	720.6
Accumulated other comprehensive loss	(0.2)	(0.2)
Accumulated deficit	(410.8)	(407.8)
Total stockholders’ equity	310.7	312.6
Total liabilities and stockholders’ equity	$ 1,237.4	$ 1,216.1

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statement of Cash Flows
(in millions)

	Three Months Ended
	March 25,	March 27,
	2012	2011
Operating activities:
Net loss	$ (3.0)	$ (3.5)
Less: Income from discontinued operations	0.2	0.3
Loss from continuing operations	(3.2)	(3.8)
Adjustments to reconcile loss from continuing operations to net cash provided by (used in) operating activities from continuing operations:
Depreciation and amortization	13.7	4.8
Deferred income taxes	-	0.3
Stock‑based compensation	1.1	0.6
Mark to market on swaps	-	(0.3)
Amortization of deferred financing costs	1.3	0.4
Amortization of premium on Senior Secured Notes	(1.0)	-
Provision for doubtful accounts	0.3	-
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	14.1	3.0
Inventoried costs	(6.3)	1.3
Prepaid expenses and other assets	(2.2)	0.9
Accounts payable	26.8	3.1
Accrued compensation	0.9	2.0
Accrued expenses	(8.6)	(9.0)
Billings in excess of costs and earnings on uncompleted contracts	(1.2)	(4.3)
Income tax receivable and payable	(5.1)	(2.2)
Other liabilities	(1.1)	-
Net cash provided by (used in) operating activities from continuing operations	29.5	(3.2)
Investing activities:
Cash paid for acquisitions, net of cash acquired	(20.0)	(224.1)
Decrease (increase) in restricted cash	0.4	(101.1)
Cash paid for contingent acquisition consideration	(1.5)	-
Capital expenditures	(2.7)	(0.5)
Net cash used in investing activities from continuing operations	(23.8)	(325.7)
Financing activities:
Proceeds from the issuance of long-term debt	-	314.0
Proceeds from the issuance of common stock	-	61.5
Repayments of term loan	(0.3)	-
Debt issuance costs	-	(13.0)
Other	(0.1)	1.2
Net cash provided by (used in) financing activities from continuing operations	(0.4)	363.7
Net cash flows from continuing operations	5.3	34.8
Net operating cash flows from discontinued operations	(0.2)	(0.1)
Effect of exchange rate changes on cash and cash equivalents	(0.1)	-
Net increase in cash and cash equivalents	5.0	34.7
Cash and cash equivalents at beginning of period	69.8	10.8
Cash and cash equivalents at end of period	$ 74.8	$ 45.5

Kratos Defense & Security Solutions
Unaudited Non-GAAP Measures
Adjusted Earnings Before Amortization and Acquisition Related Expenses
(in millions, except per share data)

	Three Months Ended
	March 25,	March 27,
	2012	2011

Loss from continuing operations before taxes	$ (7.4)	$ (5.0)
Add: Amortization of intangible assets	10.5	3.4
Add: Merger and acquisition expenses	0.9	5.8
Adjusted income from continuing operations before income taxes	$ 4.0	$ 4.2

Estimated cash tax provision	1.2	0.7
Adjusted income from continuing operations before acquisition and amortization expenses	$ 2.8	$ 3.5

Diluted income per common share:
Adjusted income from continuing operations	$ 0.09	$ 0.16

Weighted average common shares outstanding
Diluted	32.5	21.3

Adjusted Cash Flows From Operations and Adjusted Free Cash Flow
(in millions)

	Three Months Ended
	March 25,	March 27,
	2012	2011
Net cash provided by (used in) operating activities from continuing operations	$ 29.5	$ (3.2)
Add: Acquisition related items	2.3	1.7
Adjusted cash flows from operations	$ 31.8	$ (1.5)
Less: capital expenditures	2.7	0.5
Adjusted free cash flow	$ 29.1	$ (2.0)

-end-